UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - July 27, 2005

TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)

Registrant's telephone number, including Area Code - (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 27, 2005, the Board of Directors of TXU Corp. (the "Company") adopted an amendment to the Bylaws of the Company (the "Bylaws") to reflect the combination of the Finance and the Business Development Committees of the Board of Directors. The effective date of this amendment is July 27, 2005. The restated Bylaws are set forth in Exhibit 3.1 hereto. A summary of the changes follows.

The Board of Directors authorized the combination of the Finance and the Business Development Committees of the Board of Directors into the Finance and Business Development Committee of the Board of Directors. As a result of this combination, Section 20 of the Bylaws ("Business Development Committee") became superfluous. Accordingly, the restated Bylaws describes the duties of the new Finance and Business Development Committee of the Board of Directors in a revised Section 16 ("Finance and Business Development Committee") and deletes the former Section 20. Other than these changes, the Bylaws were not amended and remain in full force and effect.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the actual restated form of Bylaws, which is filed as an Exhibit hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
3.1	Restated Bylaws of TXU Corp., effective July 27, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.

By: ______________________________
Name: Stan J. Szlauderbach
Title: Senior Vice President and Controller

Dated: July 28, 2005

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